As filed with the Securities and Exchange Commission on October 4, 2011
An Exhibit List can be found on page 42.
Registration No. 333-174435

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPER LIGHT INC.
(Exact name of Registrant as specified in its charter)

Delaware	2340	68-0678429
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

23A HaMe’eri St.
Givatayim, 53332
Israel
Tel: (972)54-659-6370
Fax: 972-77-4246487
(Address and telephone number of Registrant's principal executive offices)

National Corporate Research, Ltd.
615 South Dupont Highway
Dover, Delaware, 19901
(800)253-5177
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
7 Oppenheimer St.
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Priced (2)	Amount of Registration Fee
Common Stock, $0.0001 per share	1,775,000	$0.02	$35,500	$3.02
Total	1,775,000	$0.02	$35,500	$3.02

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2011

PROSPECTUS
Super Light, Inc.
A MAXIMUM OF 1,775,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.02 PER SHARE

The selling stockholders named in this prospectus are offering for resale 1,775,000 shares of our common stock.  The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set a fixed offering price for these securities of $0.02 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The net proceeds to our selling stockholders for the sale of these shares at the fixed offering price will be $35,500. We will pay all expenses incurred in this offering.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  The initial public offering price will be fixed at $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our stock.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering.  The Selling Stockholders may be deemed underwriters of the shares of common stock that they are offering.

The date of this prospectus is _______  __ , 2011

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from the information contained in this prospectus.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________ _ (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 6. All references to "we," "us," "our," "Super Light," "Company," ”Registrant” or similar terms used in this prospectus refer to Super Light, Inc.

Corporate Background

We were incorporated on December 27, 2007.  We are a development stage company that has not generated any revenues to date.  Since inception we have conducted a market analysis on diaper usage in our target market, researched governmental regulations for the importing of such products, and negotiated pricing with possible suppliers. We are focused on marketing and offering private label diapers under the brand name “Super Light” at an affordable price, initially to the Israeli marketplace and thereafter we envision that our private label disposable diapers may be sold in Eastern European markets.  We plan to market and distribute our private label diapers through direct sales to retailers and chain stores in addition to sales through distributers.

Our offices are currently located at 23A HaMe’eri St., Givatayim 53332, Israel.  Our telephone number is (972)54-659-6370. We have secured a domain name (www.superlightinc.com) but do not currently have an operating website.  The website references (URL’s) in this Registration Statement are inactive textual references only and are not active hyperlinks.  The contents of these websites are not part of this prospectus, and you should not consider the contents of these websites in making an investment decision with respect to our common stock. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares of common stock being offered by the selling stockholders	1,775,000 shares of our common stock.

Offering price	$0.02 per share of common stock.

Number of shares outstanding before the offering	6,225,000

Number of shares outstanding after the offering if all the shares are sold	6,225,000

Our executive officers and Directors hold approximately 72.49% of our shares, and, as a result, they retain control over our direction.

Market for the common stock
There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.  In addition, we do not intend to register or qualify our common stock for secondary trading in any state.  Since many states restrict the resale of securities that have not been registered or qualified for resale, the potential sec ondary market for our common stock will be limited.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Data

The following summary financial information for the period from December 27, 2007 (date of inception) through June 30, 2011, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

	Three Months Ended June 30, 2011	Year Ended December 31, 2010	Cumulative from Inception (December 27, 2007) Through June 30, 2011
Revenues	$-	$-		$-
Operating Expenses	$4,695	$15,306		$32,019
(Loss) from Operations	$(4,695)	$(15,306)		$(32,019)
Other Income (expense)	$371	$1,404		$2,303
Net (Loss)	$(4,323)	$(13,902)		$(29,716)
(Loss) Per Common Share	$(0.00)	$(0.00)	$
Weighted Average Number of Common Shares Outstanding – Basic and Diluted	6,225,000	5,471,918

	As of June 30 , 2011	As of December 31, 2010
Total Current Assets	$22,684	$30,922
Total Assets	$22,684	$30,922
Total Current Liabilities	$7,500	$-
Total Liabilities	$7,500	$-
Total Stockholders’ Equity (Deficit)	$15,184	$30,922
Total Liabilities and Stockholders’ Equity (Deficit)	$22,684	$30,922

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.  We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.  If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

We have incurred net losses of $29,716 for the period from December 27, 2007 (date of inception) through June 30, 2011. We anticipate generating losses for the next 12 months.  We do not anticipate generating revenues before July 2012. Therefore, we may be unable to continue operations in the future as a going concern.  No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  As a result, we may not be able to obtain additional necessary funding.  There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We are a development stage company and may never be able to execute our business plan.  Failure to secure the needed additional financing will have a serious effect on our ability to execute our business plan.

We were incorporated on December 27, 2007. We currently have no agreements to purchase private label diapers, nor any customers or revenues. Although we have begun initial planning for the marketing and reselling of disposable baby diapers with our private label, we may not be able to execute our business plan unless and until we are successful in raising additional funds. We anticipate that we will require additional financing of approximately $45,000, in addition to the $44,900 that has been invested by our current shareholders, to continue our operations and to remain operational during the next twelve months.  Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3.  Our business plan may be unsuccessful. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

The success of our business plan is dependent on our having a valid agreement with one or more disposable baby diaper manufacturers for the supply of baby diapers at wholesale prices, and on our marketing and sale of these disposable baby diapers with our intended brand name. Our ability to develop this market and sell our private label products is unproven, and the lack of operating history makes it difficult to validate our business plan.  As a brand-based company, marketing and sales will be driven through the marketing of our private label diapers through the use of conventional marketing techniques such as newspaper advertisements, billboards, and direct mail.  In addition, the success of our business plan is dependent upon the market acceptance of, and our intended competitive pricing for, our private label disposable diapers.  Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

4.  We have no operating history and have maintained losses of $29,716 since inception, which we expect to continue in the future.  We recognize that if we are unable to generate revenues, our business will most likely fail.

Management believes that an additional investment of $45,000 will be sufficient to enable us to commence our market development and sale activities, and to continue our planned activities for approximately 12 months after the offering.  We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the marketing and sale of our private label disposable diapers.  We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

5.  There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board.  If, for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Risks Relating to Our Business

6.  Our executive officers and Directors have significant voting power and may take different actions from actions sought by our other stockholders.

Our officers and Directors own approximately 72.49% of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval.  This influence over our affairs might be adverse to the interest of our other stockholders.  In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

7.  Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation of our business. Since our officers and Directors are currently employed full-time elsewhere, they are each able to commit to us only up to 5-10 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

8.  Our officers and Directors are located in Israel and our assets are held outside of the United States.  Any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:
•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:
•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Currently, all of our assets are held outside of the United States. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

9.  Our officers have no experience in operating a disposable diaper product business, which lack of experience could harm our business.

Since our officers and Directors have no experience in operating a disposal diaper product business or in the marketing of disposable diapers, they may make inexperienced or uninformed decisions regarding the operation of our business or the marketing of our products, which could harm our business and result in our having to suspend or cease operations, which could cause investors to lose their entire investment.

10.  We may not have effective internal controls which could adversely affect investor confidence in our internal controls over financial reporting.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remediate any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls.  We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.  If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

Risks Relating to Our Strategy and Industry

11. Our success depends on independent contractors to manufacture and supply us with disposable diapers, and to label, package, and ship these private label products and we may be unable to develop successful relationships with these independent contractors.

We intend to purchase disposable diapers from third party manufacturers/suppliers in China and to affix our private label on such diapers.  We will be relying on independent contractors for the supply of the disposable diapers and for the labeling, packaging, and shipping of these private label products.  We may not be successful in developing relationships with these independent contractors. In addition, these third party contractors may not dedicate sufficient resources or give sufficient priority to satisfying our requirements or needs.  There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified third party independent contractors or in negotiating any agreements with them.  If we are unsuccessful in addressing these risks, our business will most likely fail.

12. We do not have commitments from potential suppliers and other independent contractors, which lack thereof could adversely affect our business.

Our success is dependent on our ability to timely provide our customers with our private label disposable diapers.  Although we intend to directly market these products, we will be dependent on our suppliers for the manufacturing and packaging of our disposable diapers and will be dependent on other independent contractors for the shipment of these private label products.  Even though we have held discussions with potential suppliers of goods and services, we have not yet entered into any agreements with independent contractors for the supply of disposable diapers, nor for the provision of logistics services.  No assurance can be given that we will enter into agreements with suppliers for the supply of disposable diapers at acceptable levels of quality and price, or with other independent contractors who will provide u s with logistics services at acceptable levels of quality and price.  If we are unable to secure dependable sources of supply or logistics services from one or more independent contractors on a timely basis and on acceptable terms, our results of operations could be adversely affected.

13. The reselling of disposable diapers is subject to current governmental regulations which could adversely affect our business.

The marketing, distribution and sale of the private label disposable diapers that we propose to sell are subject to the requirements of Israeli law.  In particular, disposable diapers sold in Israel are required to conform to the requirements of the Standards Institute of Israel - Standards Document SI 818- Part 2, which regulates disposable diapers.  Prior to importing the first shipment of disposable baby diapers into Israel, the products must be tested by the Israel Standards Institute to ensure that the products conform to the standards adopted by the State of Israel with regard to absorbency, leakage, pulp contents, and presence of hazardous ingredients.  While we intend to have our disposable diapers satisfy these requirements, any non-compliance may result in a prohibition on future sales our product o r the recall of products previously sold, which, in either event, could negatively impact our proposed business.

14. We face intense competition and many of our competitors have substantially greater resources than we do.

We will operate in a highly competitive environment since there are two main manufacturers, Hogla-Kimberly, the manufacturer of the Huggies and Titulim brands, and Procter and Gamble, the manufacturer of the Pampers brand, that together dominate 93% of the Israeli market.  In addition, the competition in the market for disposable diapers may intensify.  The current competitors are affiliates of well-established companies based in the United States with longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and retailers.  As a result, these competitors have greater credibility with our potential customers.  They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products.   These competitors may make it difficult for us to market and sell our products and compete in the disposable diaper market, which could harm our business.

15. Failure to meet customers’ expectations or deliver expected performance could result in losses and negative publicity, which would harm our business.

If the disposable diapers which we plan to resell fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction.  In addition, negative publicity about us and our private label products could adversely affect our ability to attract or retain customers.  Furthermore, disappointed customers may initiate claims for damages against us, regardless of our responsibility for their disappointment.

16. If we do not retain key personnel to support our services and ongoing operations such failure could adversely affect our business.

The marketing and sale of our private label disposable diapers will continue to place a significant strain on our limited personnel, management, and other resources.  Our future success depends upon the continued services of our executive officers and the hiring of key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan.  The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to market and sell the private label disposable diapers, which could adversely affect our financial results and impair our growth.

17. Currency exchange rate fluctuations in the world markets in which we intend to conduct our business could have a material adverse affect on our business, results of operations and financial condition.

Our financial statements are stated in U.S. dollars. However, we expect that a substantial portion of our revenues and expenses will be incurred in other currencies, particularly the New Israeli Shekel and possibly the Chinese Yuan.  Therefore, fluctuations in the value of the currencies in which we do business relative to the U.S. dollar may have a material adverse effect on our business, results of operations and financial condition, by decreasing the U.S. dollar value of assets held in other currencies and increasing the U.S. dollar amount of liabilities payable in other currencies, or by decreasing the U.S. dollar value of our revenues in other currencies and increasing the U.S. dollar amount of our expenses in other currencies.  We do not currently use derivatives or other instruments to hedge our currency exchange rate fluctuations, and our management has no experience in using derivatives or other instruments to hedge exposure to currency exchange rate fluctuations.   Even if we were to use derivatives or other instruments to hedge part or all of our exposures from time to time, they may not effectively eliminate such risk, if at all.

18. We may be unable to protect our brand name which could adversely affect our results of operations.

Brand recognition is critical in attracting consumers to our product.  We have researched the availability of the trademark “Super Light” in Israel and have not found any inherent obstacle to registering the trademark with the Israeli patent and trademark office.  Nevertheless, if we are unable to trademark our brand name or to adequately protect our trade name against infringement or misappropriation, our competitive position in the disposable diaper market may be undermined, which could lead to a significant decrease in the volume of private label products that we resell.  Such a result would materially and adversely affect our results of operations.

19. We may incur losses as a result of claims that may be brought against us due to defective products or as a result of product recalls.

While we are not aware of any claims having been brought in connection with the disposable diapers we plan to resell, we may be liable if a defect in the design or manufacture of the private label products we resell causes injury, illness, or death.  We also may be required to withdraw or recall some of our private label products if they become contaminated or are damaged or mislabeled.  The most common complaints that diaper manufacturers face relate to defects such as missing or skewed tapes, frontal tape positioning, skewed elastic-waste foam, pad integrity issues, bad cut leg trims, and leg cuff placement.  If the products that we sell suffer from any such defects, we could face product liability exposure.  In addition, a widespread product withdrawal or recall could have a material adverse effect on our business and financial condition.

20. Political, economic and military conditions in Israel and in the Middle East as a whole could negatively impact our business.

Political, economic and military conditions in Israel may have a direct influence on us because our executive officers are located there.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors.  A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel.  Any major hostilities involving Israel, acts of terrorism or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations.  We cannot assure you that ongoing hostilities related to Israel such as those exhibited in the Gaza incursion in 2008-2009 and the current altercations in connection with the maritime blockade on Gaza will not have a material adverse effect on our business or on our share price.  Several Arab countries still restrict business with Israeli companies and these restrictions may have an adverse impact on our operating results, financial condition or the expansion of our business.  Any on-going or future violence between Israel and the Palestinians, armed conflicts, terrorist activities, tension along the Israeli-Lebanese or the Israeli-Syrian borders, or political instability in the region would likely disrupt international trading activities in Israel and may materially and negatively affect our business conditions and could harm our results of operations.  Certain countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli firms and others doing business with Israel and Israeli companies. Thus, there may be business opportunities in the future from which we will be precluded.  In addition, such boycott policies or practices may change over time and we cannot predict whether certain companies and organizations, will be subject thereto.  The boycott policies or practices directed towards Israel or Israeli businesses could, individually or in the aggregate, have a material adverse affect on our business in the future.

21. Since we have yet to generate revenues from our intended business, our lack of business diversification could result in the loss of your investment if no revenues from our primary products are generated.

Currently, our business is focused on the marketing and sale of disposable diapers that we will purchase from third party manufacturers.  We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan.  Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the sale of disposable diapers we do not have any other lines of business or alternative revenue sources.

Risks Relating to this Offering

22. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

23. The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

24. State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals.  Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

25. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

26. Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, one of which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Currently we have sufficient resources to comply with our future reporting requirements; however, the lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholder s to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company

27. We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

28. Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing our financial statements must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effective ness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

29.  We have not yet engaged the services of a transfer agent which may affect our stockholders’ ability to transfer their shares in the Company.

We have not yet engaged the services of a transfer agent, and until a transfer agent is retained, Super Light will act as its own transfer agent.  The absence of a professional transfer agent may result in delays in the recordation of share transfers and the issuance of new stock certificates, which has the potential to disrupt the orderly transfer of stock from one stockholder to another.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties.  These statements relate to future events or future financial performance.  A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus.  Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events.  In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In addition, you are directed to factors discussed in the Business section beginning on page 28, the Management's Discussion and Analysis or Plan of Operation section beginning on page 22, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders pursuant to this prospectus.  Please read “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of common stock owned by them pursuant to this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividend since inception on our common stock.  We do not anticipate that we will declare or pay dividends in the foreseeable future on our common stock.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares.  The price of the shares we are offering was arbitrarily determined at $0.02 per share.  We believe that this price reflects the amount that a potential investor would be willing to pay to invest in our company at this initial stage of our development.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily determined the price and it bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

None of the proceeds from the sale by the Selling Stockholders will be delivered to the Company, and therefore the proposed public offering will not include a public contribution.  Purchasers of our securities in this offering will not experience immediate and substantial dilution  from the purchase of our common stock from the Selling Stockholders.

The historical net tangible book value as of June 30, 2011, was $15,184 or $0.0024 per share.   Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2011. This represents an immediate increase in the net tangible book value of $0.0023 per share to our officers for shares held since 2009 and a substantial dilution in the net tangible book value of $0.0176 per share, or approximately 87.80%, to new investors purchasing our securities from the Selling Stockholders in this offering. Dilution in pro forma net tangible book value per share represents the difference between the par value paid by our initial shareholders and the pro forma net tangible book value per share of our common stock immediately following this offering.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 6,225,000 common shares since our inception in December 27, 2007, all of which are restricted shares.  See the section titled "Certain Relationships and Related Transactions" below.  There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 43 holders of record for our common shares as of October 4, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 1,775,000 shares of common stock offered through this prospectus.  The selling stockholders are non U.S. persons who acquired the 1,775,000 shares of common stock offered through this prospectus from us in a series of private placement transactions that occurred between December 2009 and April 2010 at a price per share of $0.02 and for an aggregate investment of $35,500. The private placement transactions were pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of October 4, 2011, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.           The number of shares beneficially owned by each prior to this offering;

2.           The total number of shares that are to be offered by each;

3.           The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.           The percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering(¹)		Number of Shares	Beneficial Ownership After Offering(¹)
Name of Selling Stockholder(¹)	Number of Shares	Percent(²)	Being Offered	Number of Shares	Percent(²)
Pinhas Zvi Brim	50,000	*	50,000	0	0
Elhanan Ben Sosan	50,000	*	50,000	0	0
Shlomo Breska	50,000	*	50,000	0	0
Mordechai Frankel	50,000	*	50,000	0	0
Michael Dov Glick	50,000	*	50,000	0	0
Shlomo Gobi	50,000	*	50,000	0	0
Azriel Menachem Goldblatt	50,000	*	50,000	0	0
Naftali Yaacov Goldblatt	50,000	*	50,000	0	0
Reisel Goodwin	50,000	*	50,000	0	0
Uriel Moshe Goodwin	50,000	*	50,000	0	0
Israel Gura	50,000	*	50,000	0	0
Sara Rachel Heinrich	50,000	*	50,000	0	0
Karina Hlebnikova	25,000	*	25,000	0	0
Andrejs Hromisevs	25,000	*	25,000	0	0
Aryeh Jacobson	25,000	*	25,000	0	0
Meir Kazan	50,000	*	50,000	0	0
Keren Leumi Rubin	200,000	3.2	200,000	0	0
Rolands Liepins	25,000	*	25,000	0	0
Marina Mincenoka	25,000	*	25,000	0	0
Oleg Mincenoks	25,000	*	25,000	0	0
Jelena Mitjurina	25,000	*	25,000	0	0
Avraham Paskus	50,000	*	50,000	0	0
Natlija Petuhova	25,000	*	25,000	0	0
Sergejs Petuhovs	25,000	*	25,000	0	0
Andrejs Petuhovs	25,000	*	25,000	0	0
Shlomo Raphael Raphaelov	50,000	*	50,000	0	0
Margarita Redkina	25,000	*	25,000	0	0
Kristians Rukuts	25,000	*	25,000	0	0
Igors Semjonovs	25,000	*	25,000	0	0
Inga Trumpe-Kalnina	25,000	*	25,000	0	0
Aleksandrs Turlisovs	25,000	*	25,000	0	0
Moshe Vizel	50,000	*	50,000	0	0
Israel Waserman	50,000	*	50,000	0	0
Meir Waserman	50,000	*	50,000	0	0
Nava Waserman	50,000	*	50,000	0	0
Moshe Winberger	50,000	*	50,000	0	0
Moshe Chai Yona	50,000	*	50,000	0	0
Yaier Yousef	50,000	*	50,000	0	0
Hanoch Zilberferb	50,000	*	50,000	0	0
Evita Zvarte	25,000	*	25,000	0	0
TOTAL	1,775,000			NIL	NIL

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(¹)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(²)	Applicable percentage of ownership is based on 6,225,000 shares of common stock outstanding as of October 4, 2011.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 6 of this prospectus. All forward-looking statements speak only as of the date on which they are ma de. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we are able to market and sell the private label disposable baby diapers and generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management’s opinion, even though the Israeli market for disposable diapers is concentrated and dominated by two main manufacturers they believe that there is a market for reasonably priced disposable diapers, especially among Orthodox Jewish customers who have an above average number of children. The orthodox Jewish community has the highest fertility rate among the Jewish population in Israel, averaging 7.7 births per woman, compared to 1.4 births per woman in the general Jewish population.  In addition, the ultra-orthodox Jewish population of Israel, which has the highest fertility rate, is also among the poorest segments of the Israeli population, and therefore in management's view would be open to purchasing reasonably priced disposable diapers.  (The source of our statistics regarding the Israeli orthodox Jewish community’s birth rate and economic level is from a Hebrew-language article published by the People Israel Guide and available at http://www.peopleil.org/details.aspx?itemID=7678.)

We believe that we will need to raise an additional $45,000 in order to allow us to begin our market development and sales activities and to remain in business for twelve months.  We do not expect to begin to generate revenues prior to July 2012.  If we raise the necessary funds, but are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash to finance our operations. We may seek to obtain additional funds through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no financing plans at this time.

Plan of Operation

Our specific goal is to provide disposable baby diapers at a competitive and affordable price. Assuming we raise the additional $45,000 that are necessary for us to operate our business, our plan of operation is as follows:

Initially we are seeking to market the Super Light brand exclusively in Israel.  Eventually we envision selling our products in Eastern Europe as well.

We intend to market our products primarily on the basis of price – our products will be offered to consumers at the lower end of the retail price point for disposable diapers.  We expect manufacturing of our products to take place in China. We have taken into consideration the 12% import duty imposed by Israeli customs on goods of this type manufactured in China.

Purchasing Strategy

We intend to purchase privately labeled disposable diapers from one or more manufacturers in China.  We have not yet entered into a supply agreement with a manufacturer.  We intend to enter into a supply agreement by December 2011.

We have contacted the seven Chinese manufacturers listed below and have received initial price quotations from each of them.

•	Jinjian Anting Sanitary Products Co. Ltd.
•	Rockbrook Industrial Co. Ltd.
•	Baron Co. Ltd.
•	B&W Paper Products Co. Ltd.
•	Dongguan White Swan Paper Products Co. Ltd.
•	Guangzhou Suide Commodity Co., Ltd.
•	Nan’an Hengyuan Women and Children Products Co., Ltd.

Based on the initial price quotations that we have received, we believe that our initial costs will be as follows:

A.	Cost of Diapers FOB (Freight on Board) CHINA

Costs FOB CHINA

Size	Diapers per pack	Cost/FOB
2	52	$3.48
3	44	$3.48
4	40	$3.56
5	36	$3.53

B.	Other Costs

Inspection and Verification – We expect to incur costs in the range of $1,000 per 40 foot container for inspection and verification of goods.   Inspection will include:
•	Verification of quantity
•	Load/Item Integrity (inspect for damage)
•	Item Verification (actual item to item label)
•	Packaging Verification
•	Shipping document verification

Regulator Testing – We expect to incur costs in the range of $500 per container for regulatory testing in Israel.

Import Costs – Importing the diapers into Israel will incur the following costs, which costs we plan to pass along to the customer.

Import Costs Per Pack Per 40 Foot Container
Sizes	Shipping	IT	Testing	Surcharges	Import Duty	VAT (Value Added Tax)	Inspection and Verification	Total Costs
2	$0.42	$0.0097	$0.0812	$0.0443	$0.42	$0.56	$0.16	$1.70
3	$0.36	$0.0082	$0.0687	$0.0427	$0.42	$0.56	$0.14	$1.59
4	$0.33	$0.0075	$0.0625	$0.0429	$0.43	$0.57	$0.13	$1.56
5	$0.29	$0.0067	$0.0562	$0.0418	$0.42	$0.56	$0.11	$1.50

Sales Strategy

We have been in direct contact with numerous stores and distributors over the last year.  All have expressed different levels of interest in our product, but we have not entered into any agreements with any of these potential customers and distributors.  We intend to execute our first purchase order with a customer in the first quarter of 2012, and to receive the first shipment of products from our manufacturer by the second quarter of 2012.

We plan to sell our private label disposable diapers via the following methods:

•	Sales directly to retail chain stores located within the Orthodox Jewish community in Israel, such as Shefa Shuk, Yesh, Bar Kol, Hachi Kedai, Osher Ad Kolel Stores, Baby Michelle, and Co-op Israel.

•	Utilization of distributors such as Amot Shivuk, Gal Hafatze, and Netiv Hachesed that distribute to mom and pop shops throughout Israel.

We currently envision two methods for selling our private label disposable diapers.

•
Method 1: Sell directly to retail chain stores.  In this case, we would seek to sell the products on a FOB (freight on board) basis from the country of origin (on a container full load basis -either a 20 or 40 foot container).  We would seek to be paid via a letter of credit, so that we would have guaranteed payment when paying the manufacturer for the disposable diapers.  The customer will be responsible for costs relating shipping, duties, VAT and customs.

•
Method 2: Sell our disposable diapers to chain stores via distributors who would offer us a guarantee for payment upon the arrival of the goods in Israel.  In this method, we would sell the goods on a landed costs basis, meaning that we would pay for costs relating to shipping, duties, VAT and customs.  Under this method, we would have to seek bank financing to pay our manufacturer, and the bank would have to be satisfied with the retail chain store/distributor guarantee.  We cannot provide any assurances that we will be able to obtain such financing.

Inspection/Verification and Regulatory Testing

We intend to hire a company, such as SGS SA, a global inspection, verification, testing, and certification company, to inspect the goods at the port of export in China.  SGS SA would inspect random samples and test for product defects.   We plan to hire such a company upon our receipt of our first order for our diapers, which is projected to be in the first quarter of 2012.

We expect to incur costs in the range of $1,000 per 40 foot container for inspecting and verification of goods.   Inspection will include:
•	Verification of quantity
•	Load/Item Integrity (inspect for damage)
•	Item Verification (actual item to item label)
•	Packaging Verification
•	Shipping document verification

In addition, regulatory testing costs in Israel are estimated to be $500 per container, each time a container arrives in the Israeli Port, with such regulatory testing to be performed by the Israel Standards Institute.

Marketing/Advertising Strategy

We plan to advertise our private label disposable diapers via conventional marketing techniques.  We intend to hire an advertising agency that specializes in marketing to our initial target market, which will be the Orthodox Jewish community in Israel, a market comprised of large families that are price conscious.  Although we have not held any preliminary discussions with any advertising agency, our officers have conducted market research into the adverting costs associated with this strategy.

Since a majority of Orthodox Jewish households do not have TVs or Internet access, our advertising will be focused on outdoor billboards and on newspaper advertisements in newspapers that serve the Orthodox Jewish community, such as Ha’Modia (daily newspaper), Makor Rishon (weekly newspaper), and Mishpacha (weekly magazine).

The following are the advertising rates for print advertisements:

Ha’Modia
½ Weekend Page - $1708 (advertise 5 get one free)
Whole weekend page – $2617 (advertise 5 get one free)
½ Weekday Page – $1322 (advertise 5 get one free)
Whole Weekday Page – $1928 (advertise 5 get one free)

Makor Rishon
½ Weekend Page (Weekend Magazine “Dyokan”) - $2480.
Whole weekend page (Weekend Magazine “Dyokan”) – $3500.

Mishpacha
½ Page - $2480 (advertise 4 get one free)
Whole weekend page – $745 (advertise 4 get one free)

We anticipate our advertising budget to be as follows:

•	$10,000 in the first 2 months after receiving our first order.

•	$24,000 over the next 10 months as necessary (based on arrival of merchandise in supermarkets)

Budget of $5000 a month for 2 months:

Newspaper	No. of Ads	Price per Ad	No. of weeks	Total

Ha’Modia	2 ½ Weekday Pages	$1322	2 advertisements in total, with 1 advertisement running every month.	$2,644
Makor Rishon	2 ½ Weekend Pages	$2480	2 advertisements in total, with 1 advertisement running every month	$4,960
Mishpacha	4 Whole weekend pages	$745	4 advertisements +1 free one from magazine. 3 advertisements will run in the first month and 2 advertisements in the second month	$2,980
			Total	$10,584

Budget of $2,200 a month for 10 months:

Newspaper	No. of Ads	Price per Ad	No. of weeks	Total

Ha’Modia	10*½ Weekday Page	$1,322	10 advertisements + 2 free bonus advertisements from newspaper. 2 advertisements will run every month in months 3 and 4 and thereafter from month 5-10, one advertisement per month.	$13,220
Mishpacha	8* Whole weekend page	$745	8 advertisements + 2 free bonus advertisements from magazine. One advertisement every month	$5960
			Total	$19,180

Activities to Date

We were incorporated under the laws of the State of Delaware on December 27, 2007. We are a development stage company. We currently have no employees. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational and start-up activities.

We have conducted market research into the disposable diaper market in Israel, and the costs related to purchasing private label disposable diapers from manufactures in China, and selling such products in Israel.  Our research covered:

•	the different types and brands of disposable diapers currently available on the local market;
•	the costs of using manufacturers in China;
•	the costs of shipping, warehousing, and distributing goods in Israel;
•	target customers for disposable diapers in Israel; and
•	the advertising methods of the dominant manufacturers in the Israeli market.

Expenditures

Subject to our raising additional capital, the following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Legal and Accounting (including Federal securities laws compliance) ‡	$24,000
Inspection and Verification in China and at Israel Standards Institute	$2,000
Advertising/Marketing	$3,000
Design/Printing Materials	$2,000
Samples , Shipping	$1,000
Overhead	$2,000
Travel*	$8,000
Misc. †	$3,000
Total	$45,000

‡ The costs associated with the preparation and filing of this registration statement are not included in this table since most of these costs have already been incurred.

* The $8,000 of travel expenses are based on an estimate of 3 flights to and from Israel to Asia and the cost of accommodations in Asia.

† The $3,000 of miscellaneous expenses are estimated to be comprised of mobile phone costs, in-country transportation costs, and daily food expenses while on business trips.

Results of Operations

During the period from December 27, 2007 (date of inception) through June 30, 2011, we incurred a net loss of $29,716. This loss consisted primarily of general and administrative expenses, comprising professional fees of $22,319 paid for legal and accounting services provided to us. Since inception, we have sold 4,450,000 shares of common stock to our Directors.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from December 27, 2007 (date of inception) through June 30, 2011.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2011, reflects assets of $22,684 and working capital of $15,184.  Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.   As of June 30, 2011, loans from related parties amounted to $7,500 and represented working capital advances from Directors who are also stockholders of the Company.  The loans are unsecured, non-interest bearing, and due on demand.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. Except for private placement financing from November 2009 through May 2010 and an investment by both of our Directors in 2008, we have not attempted to raise any additional capital. We estimate that we need approximately $45,000 to fund our activities over the next 12 months.  To date, we have not attempted to raise additional capital from any third party sources.  Since we require additional capital, we may have to issue debt or equity or enter into a strategic arrangement with a third party.   We have not entered into any agreements with our Directors for interim financing, but we may nevertheless request that our current Directors provide us with such interim financing. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We do not currently use derivative financial instruments to manage risks related to changes in prices of commodities or interest rates.

Our management will monitor whether financial derivatives become available which could effectively hedge identified risks and management may in the future elect to use derivative financial instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with our operating activities.

Critical Accounting Policies

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

BUSINESS

Overview of the Company

We are a development stage company that was incorporated on December 27, 2007. We have commenced only limited operations, primarily focused on researching potential suppliers of our private label disposable diapers and the initial market for this product. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations, or the purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues prior to December 2011. We do not currently have sufficient capital to operate our business, and, we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our specific goal is to provide disposable baby diapers at an affordable price. Assuming we raise the additional funds necessary for us to operate our business, initially we are seeking to market the Super Light brand exclusively in Israel.  Eventually we envision selling our products in Eastern Europe as well.

We intend to market our products primarily on the basis of price – that our products will be offered to consumers at the low end of the retail market for these products.  We plan for our private label products to be competitive at the low end of the price point market.  We expect manufacturing of our products to take place in China.

Our offices are currently located at 23A HaMe’eri St., Givatayim 53332, Israel. Our telephone number is (972)54-659-6370. We do not currently have a website; however we have reserved a domain name (www.superlightinc.com).

Recent Corporate Developments

•	Conducted market research in target market, including competing brands, price analysis, and potential customers.
•	Contacted the Israel Standards Institute for regulatory purposes.
•	Held meetings with Israeli distributors and retail stores to identify potential buyers and gauge interest in carrying the Super Light brand.
•	Performed market research on pricing and assessed price quotations.
•	Negotiated pricing with OEM manufacturers in China.
•	Contacted a freight forwarder to handle shipping logistics

In 2010, we conducted market research into the Israeli disposable diaper market and the potential suppliers of disposable diapers that may be packaged and labeled according to our instructions. We have located several suppliers of disposable diapers in China.  We do not expect to obtain any exclusive arrangement with our suppliers.  Since we plan to private label the disposable diapers, we will be promoting the Super Light brand, which will be exclusive to us.

In addition, we have conducted preliminary research into potential ways to advertise our intended product.  We have decided that we will initially target the Orthodox Jewish community in Israel as this community is the fastest growing population group in the country.  In order to properly advertise to the Orthodox Jewish community we expect to use conventional marketing techniques.  We intend to approach advertising agencies that specialize in marketing to the Orthodox Jewish communities in Israel.  We have located two agencies that specialize in this market, the Migzarim agency and the Afikim agency.  We intend to engage one of these companies when we are ready to commence our marketing program.

The Market Opportunity

The following market data regarding the Israeli disposable diaper market is based on publicly available information.  We have not conducted any independent market studies to verify this data.

The Israel market is valued at NIS 600 million a year (approximately $165 million) and is dominated by 2 main manufacturers:  Hogla-Kimberly and Proctor and Gamble.  Hogla-Kimberly manufactures the Huggies and Titulim brands, with Huggies holding a 53% share of the market and Titulim holding a 13% share of the market.  Procter and Gamble manufactures the Pampers brand which holds a 25% market share.  In addition, Sano Bruno Enterprises manufactures the Litufim brand.
(source: http://www.globes.co.il/serveen/globes/docview.asp?did=1000610293&fid=1725)

Although Israel is a small market, with a population in 2011 of 7.7 million, we have decided to initially focus our sales efforts on the Orthodox Jewish population which stands at between 7 – 11% of the total population.  The Orthodox Jewish population is estimated to grow at 4% annually, and is the fastest growing population group in the country.
(source: http://www.foreignpolicy.com/articles/2009/05/31/the_changing_face_of_israel)

According to Globes, Israel’s Business Arena, the major players and market share in the disposable baby diaper industry are as follows: (source : http://www.globes.co.il/serveen/globes/docview.asp?did=1000610293&fid=1725).

MANUFACTURER	BRAND	MARKET SHARE %
HOGLA – KIMBERLY	HUGGIES	53%
	TITULIM	13%
PROCTER & GAMBLE	PAMPERS	25%
OTHER LABELS	LITUFIM & OTHER LABELS	9%

Our Private Label Product

We plan to market and sell a private label disposable diaper for babies. We intend to import these diapers from third party manufacturers in China.  While we believe that the diapers we plan to resell will be similar to the diapers of some of our competitors, we intend to differentiate our private label diaper on the basis of price, packaging, and an advertising campaign that will be designed to reach the Orthodox Jewish community in Israel.    We intend to have our own label affixed to each pack of diapers. We intend to build our brand name by being a high quality product available at affordable pricing.

We plan to initially target our private label products to supermarkets that serve the Orthodox Jewish community and intend to strengthen by advertising in newspapers that are read by the Orthodox Jewish communities in Israel.

In the future, assuming a successful scale-up of our private label diapers to the Israeli Orthodox Jewish community, we intend to explore the possibility of selling our private label disposable diapers to  the Israeli-Arab market in Israel in the third quarter of 2012, and thereafter to explore the possibility of selling our private label disposable diapers in Eastern European countries in the second quarter of 2013.   With regard to Eastern Europe, we intend to initially focus on selling our private label diapers to the Baltic countries, Latvia, Estonia and Lithuania.  We intend to initially focus our Eastern European selling to the Baltic countries as a result of our CEO's extensive business experience in the Baltic countries.  Our CEO has held discussions with three supermarket chains in the Baltic countries (Riki, Maxima, and Iki) regarding the sale of our baby diapers to them.

Flow Chart of Purchase/Sale Activities

Below please find a flow chart which charts our planned purchase and sale activities:

Method 1 Flow Chart

Method 2 Flow Chart

Marketing / Advertising

For a description of our marketing plans, please see the discussion in the Management Discussion and Analysis section above.

Product Pricing

We intend to have our customers sell our private label diapers to end users at a suggested retail price of $9.50 per package of disposable diapers.  The amount of diapers per pack will be dependent upon the size of the diapers, with fewer diapers per package in the bigger size.  We intend to offer our private label diapers in packages that contain similar quantities as our price point competitor Litufim’s packages.

Method 1 Sales Price FOB (Freight on Board) to Retail Chain Store Customer*
Size	Diapers per pack	Cost FOB	Sales Price/Pack To Retail Chain Store FOB	Superlight’s Margin/Pack
2	52	$3.48	$4.50	$1.02
3	44	$3.48	$4.50	$1.02
4	40	$3.56	$4.50	$0.94
5	36	$3.53	$4.50	$0.97
*Since the price is FOB, the sales price to retail chain store under Method 1 does not include Shipping, Customs, Duties, VAT, Regulatory Testing, and Verification and Inspection, which costs will be incurred by or passed along separately to the customer.  The customer will be responsible for all costs to be incurred after the goods are delivered to the carrier at the port of departure for shipment.  The customer will either incur these costs directly or we will bill the customer for these costs.

Method 2 Sales - Landed Sales Price to Retail Chain Store Customer
Size	Diapers per pack	Cost/FOB	Import Costs *	Landed Cost	Bank Financing Fee	Sales Price to Retail Customer (net of VAT)	Superlight's Margin/Pack
2	52	$3.48	$1.70	$5.18	$0.10	$6.50	$1.22
3	44	$3.48	$1.59	$5.07	$0.10	$6.50	$1.33
4	40	$3.56	$1.56	$5.12	$0.10	$6.50	$1.28
5	36	$3.53	$1.50	$5.03	$0.10	$6.50	$1.37
*Includes all costs for Shipping, Customs Fees, Duties ,VAT, Regulatory Testing, and Inspection and Verification

•
Method 1:  In Method 1, we sell directly to retail chain stores.  In this method, we would seek to sell the products on a FOB (freight on board) basis from the country of origin (on a container full load basis - either a 20 or 40 foot container).  We would seek to be paid via a letter of credit, so that we would have guaranteed payment when paying the manufacturer for the disposable diapers. The customer would be responsible for costs relating shipping, duties, VAT and customs.  Even though we would incur regulatory testing, and inspection and verification costs, we would pass these costs along to the customer.

•
Method 2:  In Method 2, we sell our disposable diapers to chain stores via distributors that would offer us a guarantee for payment upon the arrival of the goods in Israel.  Under Method 2, we estimate that we would receive payment six weeks later than under Method 1, since payment under Method 2 would be contingent upon the ordered products arriving in Israel and being released from customs.  In this method, we would sell the goods on a landed costs basis, meaning that we would pay for costs relating to shipping, duties, VAT and customs.  However, we would pass these costs along to the customer, such that the Company's net overall costs would be substantially similar to the costs incurred by the Company under Method 1.  Under Method 2, since we would not receive payment until after arrival of the goods in Israel, we would have to obtain bank financing to pay our manufacturer, and to obtain bank financing the bank would have to be satisfied with the retail chain store/distributor guarantee.  We cannot provide any assurances that we would be able to obtain such financing.

Our Competition

The Israeli market for disposable diapers is controlled by 3 manufactures.   Two of the manufacturers control 93% of the Israeli market, a fact that may significantly affect our ability to penetrate the disposable diaper market in Israel.

Hugla Kimberly is the largest marketer of non-food disposable consumer products in Israel consumer.  The company is a joint venture between the International Kimberly Clark group (50.1% ownership) and Hadera Paper group (49.9% ownership).   Hugla Kimberly sells the Huggies and sells the lower end Titulim brands in Israel.

Procter and Gamble’s Pampers is sold in Israel through Diplomat Ltd which is a leading Israeli sales and distribution company for fast moving consumer goods, personal care products, food products and cosmetics.

Sano Ltd. manufactures household cleaning and toiletry products.  Sano Ltd sells the Litufim brand.

The following table sets forth the advertised prices charged by our competitors in April 2011:

Pampers
Size	Diapers per pack	Israel retail price
		per pack	per diaper
2	72	$14.3	$0.2
3	62	$14.3	$0.23
4	54	$14.3	$0.26
4+	48	$14.3	$0.29
5	44	$14.3	$0.325
6	40	$14.3	$0.357

Huggies
Size	Diapers per pack	Israel retail price
		per pack	per diaper
2	74	$16.44	$0.22
3	62	$16.44	$0.27
4	58	$16.44	$0.28
4+	54	$16.44	$0.30
5	50	$16.44	$0.33
6	40	$16.44	$0.41

Titulim
Size	Diapers per pack	Israel retail price
		per pack	per diaper
2	72	$13.15	$0.18
3	58	$13.15	$0.23
4	48	$13.15	$0.27
4+	44	$13.15	$0.30
5	40	$13.15	$0.33

Litufim
Size	Diapers per pack	Israel retail price
		per pack	per diaper
2	52	$9.5	$0.18
3	44	$9.5	$0.21
4	40	$9.5	$0.24
5	36	$9.5	$0.26

We intend to recommend that our customers offer our disposable diapers at the following suggested retail prices, which would be competitive with the pricing of our customers:

Superlight Suggested Retail Price
Size	Diapers per pack	Suggested retail price
		per pack	per diaper
2	52	$9.5	$0.18
3	44	$9.5	$0.21
4	40	$9.5	$0.24
5	36	$9.5	$0.26

Competitive Advantages
Subject to our entering into supply agreements with potential suppliers in China, our private label product is intended to have the following benefits:

•	Moderately priced;
•
Imaginative packaging - clear plastic packaging showing the interior contents of the diaper thereby drawing customers attention to the value of the product they are purchasing and explaining the no frills packaging.

•	Knowledge of demands of targeted market.

Many of our competitors described above include or offer one or more of the benefits listed above, and we intend to compete primarily on price and on our ability to market and fulfill orders in an efficient manner.  Our closest competitor in price is Litufim.  We intend to compete with Litufim and our other competitors by targeting our advertising and marketing specifically towards the Israeli orthodox Jewish community, and we believe that we will be able to make inroads into this market.

It should be noted here that a typical retail outlet does not record profit from diaper sales (source: http://finance.walla.co.il/?w=/3/760420) because of the negligible margins they offer.  Retail chains, however keep these items in inventory because it is likely to bring in the target demographic that its remaining products are geared towards, thus generating revenue and making up the loss on other higher revenue items.

Sources and Availability of Products and Supplies

We plan to purchase our private label disposable baby diapers from one or two main suppliers, with alternative suppliers for back-up purposes in case of stock shortages.  If we enter into supply contracts for our private label disposable baby diapers with only one or two suppliers, then we may become dependent upon such supplier(s) for the supply of all of our private label products.  By “private label disposable baby diapers,” we mean that the disposable diapers will be of the same materials, texture and size, and any differences in the diapers supplied by different suppliers would be minor and immaterial with respect to their effectiveness. We may sell different disposable diapers from different suppliers under the same private label in the event we enter into agreements with additional suppliers. It is our intention that these disposable diapers will not differ in appearance or in their materials, but rather only the identity of the supplier of these disposable diapers will differ.

Dependence on One or a Few Major Customers

The sale of private label disposable diapers does not mandate any dependence on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We intend to protect our private label disposable baby diapers on the basis of applicable trademark and tradename laws.  Beyond our common law right to our trade name, we do not hold any other intellectual property.  According to common law, formal registration is not required to establish rights in a trade name, and the first one to use a trade name may acquire exclusive protectable rights in the geographic area in which the first user's trade name is first used in commerce and well known.  Common law rights arise from actual use of a trade name and may allow the common law user to successfully challenge a registration or application.

Existing or Probable Government Regulations

The marketing, distribution and sale of the private label disposable baby diapers that we propose to sell in Israel will be subject to the requirements of Israeli law and the law of such countries where our suppliers will manufacture the product.  The Chinese government requires all manufacturers to obtain a license for their manufacturing facilities.

Goods exported from China are subject to quality inspections by the Administration of Quality Supervision, Inspection and Quarantine (AQSIQ).  AQSIQ promulgates a Catalogue of Goods Subject to statutory inspection annually, and exports that are not listed in this catalogue may still be subject to random inspection by the local AQSIQ offices.  Disposable diapers do not appear on the AQSIQ Catalogue of Goods subject to statutory inspection, and therefore our products, while not subject to mandatory statutory inspection, may be subject to random inspection by the local AQSIQ offices.

Under the Customs Law of China, exporters must register with Customs before filing customs declarations.  Exporters should file the declaration within 24 hours before the goods are loaded.  Customs will review the documents submitted and may randomly perform examinations of the goods.

Prior to importing the first shipment of disposable baby diapers into Israel, the products must be tested by the Israel Standards Institute to ensure that the products conform to the standards adopted by the State of Israel with regard to absorbency, leakage, pulp contents, and presence of hazardous ingredients.  Each diaper size must be tested individually.  The test takes approximately ten days.

In addition, each diaper package must include a Hebrew-language label that lists the following:
•	Name of Manufacturer
•	Country of Manufacture
•	Size of Diapers
•	Quantity in Package

We plan to utilize the following process to ensure appropriate control measures and regulatory compliance:
1.	Upon executing a purchase agreement for disposable diapers with a Chinese manufacturer, our OEM will provide us with samples of diapers in all sizes, including packaging and labeling.
2.	We will send these samples to the Israel Standards Institute lab for testing.
3.	If any tests result in non-compliance, we will report the results to our OEM for correction and then obtain new corrected samples for testing.
4.	Assuming diapers satisfy the regulatory requirements, we will then place a firm order with the OEM.
5.	a international inspection company such as SGS SA will inspect the goods in China, prior to shipment to Israel
6.	Upon arrival of the container in Israel, we will notify Israeli Customs, and we will pay VAT and 12% duties based on the invoice provided by our supplier.
7.	Upon arrival of the container in Israel, Israeli Customs may randomly check containers and send samples to the Israel Standards Institute for testing.

Except for a standard business license, we are not currently required to hold any licenses to conduct our business as presently operated.

While we believe we are and will be in substantial compliance with the laws and regulations which regulate our business, the failure to comply with any of those laws or regulations, or the imposition of new laws or regulations could negatively impact our proposed business.

Price Control, Imports and Customs

The Israeli government is authorized to control the retail and wholesale prices of goods and services offered in Israel.  At present, disposable diapers are not subject to government-imposed price controls.  Any imposition of extensive price controls in the future in addition to those that currently exist may have a material adverse effect on our operating results.  Our business is also subject to Israeli laws relating to imports and customs laws, as discussed in the Plan of Operation section above.

Research and Development Activities and Costs

We have not incurred any costs to date and have no plans to undertake research and development activities during the next year of operation.

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing process where such materials are likely to result in the violation of any existing environmental rules and/or regulations.  Further, we do not own any real property that could lead to liability as a landowner.  Therefore, we do not anticipate that there will be any material costs associated with compliance with environmental laws and regulations.

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.  For a detailed description, see "Plan of Operation".

Description of Property

We do not own any real property. We currently maintain our corporate office at 23A HaMe’eri  St., Givataym 53332, Israel , which is the residence of one of our officers. Our principal executive officer provides us with the use of this space at no cost to the Company. This space is not shared with any other corporations and the space is not sufficient for any employees.  This space will be sufficient until we commence full operations.  We do not have any present plans for obtaining new office space when we commence full operations.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K.  While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our registration statement.  These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective there are fewer   than 300 shareholders.  On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

Mr. Zeev Joseph Kiper	41	President, Treasurer and Director

Ms. Hana Abu	43	Secretary and Director

Mr. Zeev Joseph Kiper

Mr. Kiper has been our President, Treasurer and Director since January 22, 2008.

From 2005 to present, Mr. Kiper has been the sole proprieter of Kiper Consulting, a real estate advisory firm in Israel whose primary clients are members of the religious Jewish community.  Mr. Kiper is involved in all aspects of the business, including sales and marketing.  He has extensive knowledge of the religious Jewish community and its purchasing habits.  He has been an active member of the religious Jewish community his entire life.  From 2000 to 2005, Mr. Kiper was a manager at the Merkaz Hacharedi Lehachshara Mikzoit – a center dedicated to providing professional job training to members of the religious Jewish community to provide them with skills to make them employable in the job market.  In addition to managing the center, he has also lectured on topics relating to business planning, economics, and accounting.   From 2003 through 2008, Mr. Kiper was also involved in raising funds for several residential real estate projects in the Baltic countries.  From 1993 to 1994, Mr. Kiper took courses towards a BA in business at Touro College, Jerusalem branch campus,  but did not complete his BA studies.  In addition, from 1993 to 1994, Mr. Kiper took courses for a B.A. in Management from the Technion, Israel Institute of Technology, at their external Tel-Aviv University campus, but did not complete his BA studies.

Mr. Kiper is not an officer or Director of any other reporting company.  Mr. Kiper intends to devote approximately 5-10 hours of his weekly business hours to our affairs.

The Board has concluded that Mr. Kiper should serve as director of the Company because of his sales and marketing experience, his ability to manage the sales process, and his unique knowledge of the religious Jewish community in Israel and its consumption habits.

Ms. Hana Abu

Ms. Abu has been our Secretary and Director since October 9, 2008.

Over the past 20 years, Ms. Abu has worked   in or provided services to the collections departments of various municipalities in Israel.  As part of her employment, Ms. Abu has been responsible for the collection of debts owed by individuals and companies to local municipalities. From 2005 – present, Ms. Abu has been the manager of the collections department at M.T.A.R Ltd., a collections agency retained by City of Holon.  From 2004 – 2005, she worked for the collections department of the City of Yehud.  From 1998 – 2003, she worked at Milon, a collections agency retained by the municipalities of Givat-Shmuel and Pardes-Hana.  From 1993 – 1997, Ms. Abu worked as a manager at Milgam, a collections agency retained by various municipalities in the northern region of Israel.  Ms. Abu does not have a college degree.

Ms. Abu is not an officer or Director of any other reporting company.  Ms. Abu intends to devote approximately 5-10 hours of her weekly business hours to our affairs.

The Board has concluded that Ms. Abu should serve as director of the Company because of her experience with collections management and with overseeing the technical process associated with debt collection, and because of her excellent management skills.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost of retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not necessary at this time.

Involvement in Legal Proceedings

None of our Directors, nominee for Directors or officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Board Leadership Structure

The Company has chosen to combine the principal executive officer and Board chairman positions.  The Company believes that this Board leadership structure is the most appropriate for the Company for several reasons.  First, the Company is a development stage company and at this early stage it is more efficient to have the leadership of the Board in the same hands as the principal executive officer of the Company.  The challenges faced by the Company at this stage – obtaining financing and implementing a marketing and sales plan – are most efficiently dealt with by having one person intimately familiar with both the operational aspects as well as the strategic aspects of the Company’s business.  Second, Mr. Zeev Joseph Kiper is uniquely suited to fulfill both positions of responsibility because he established and manages his own business and possesses sales and management experience.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to consider whether to implement such a code by the end of 2011.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time.  In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

 EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers.  No compensation has been awarded to, earned by, or paid to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

 We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 4, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the se curity, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 6,225,000 shares of our common stock issued and outstanding as of October 4, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Mr. Zeev Joseph Kiper	3,000,000	48.19%

Common Stock	Ms. Hana Abu	1,450,000	23.29%

All officers as a Group			71.48%

(¹)	Based on 6,225,000 shares of our common stock outstanding.
(²)	The address for Mr. Kiper is 23A HaMe’eri St. Givatayim 53331, Israel
The address for Ms. Abu is 23A HaMe’eri St. Givatayim 53331, Israel

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are 43 stockholders of record holding a total of 6,225,000 shares of common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of these 6,225,000 shares, the 1,775,000 shares held by the Selling Stockholders are being registered in this offering and will be freely tradable without restriction or further registration under the Securities Act.  The 4,450,000 shares held by our “affiliates”, as such term is defined in Rule 144, are not being registered in this offering.  These 4,450,000 shares held by our affiliates have been held for over a year, and may be sold in the public market pursuant to Rule 144(d)(ii), subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders is entitled to registration rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On January 9, 2008, we issued 3,000,000 shares of our common stock to Mr. Zeev Joseph Kiper, our President, Treasurer and Director, for cash payment to us of $300. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Kiper, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 20, 2009, we issued 1,000,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On April 12, 2010, we issued 450,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $9.000. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of October 4, 2011, loans from related parties amounted to $7,500 and represented working capital advances from Ms. Hani Abu, a Director and stockholder of the Company. The loan was provided by Ms Abu on February 9, 2011, the principal has not been repaid to date.  The loan is unsecured, non-interest bearing and due on demand.

Our officers and Directors may be considered promoters of the Registrant due to their participation in and management of the business since its incorporation.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

In accordance with Section 4 of Article II of our bylaws, each outstanding share of stock having voting power is entitled to one vote at a meeting of the stockholders.  To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Certificate of Incorporation and Bylaws which form a part of this registration statement for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this Registration Statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.  Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 6,225,000 shares of our common stock. Of these shares, all of the 1,775,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 4,450,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

As long as we are a non-reporting issuer, a person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least twelve months would be entitled after such twelve-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 62,250 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.  If we become a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place.

 PLAN OF DISTRIBUTION

This prospectus relates to the registration of 1,775,000 shares of common stock on behalf of the selling stockholders.

There is no current market for our shares

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering our shares of common stock at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter will be sold at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock.  Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended and Rule 15g-9 and Rule 3a(51)-(1) "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to March 31, 2011, included in this prospectus have been audited by Weinberg & Baer LLC, as set forth in their report included in this prospectus.

Certain legal matters, including the legality of the securities offered, will be passed upon for us by SRK Law Offices.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article V of our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Delaware General Corporation Law, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Weinberg & Baer LLC is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2011, DECEMBER 31, 2010

F-1

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF JUNE 30, 2011, DECEMBER 31, 2010

	As of	As of
	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$21,519	$30,922
Advance paid to suppliers	1,165
Total current assets	22,684	30,922

Total Assets	$22,684	$30,922

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Due to shareholders	$7,500	$-

Total Current Liabilities	7,500	-

Commitments and Contingencies	-	-

Stockholders' Equity (Deficit):
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 6,225,000 shares issued and outstanding	623	623
Additional paid-in capital	44,278	44,278
(Deficit) accumulated during development stage	(29,716)	(13,978)

Total stockholders' equity (deficit)	15,184	30,922

Total Liabilities and Stockholders' Equity	$22,684	$30,922

The accompanying notes to financial statements are
an integral part of these statements.

F-2

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENTS OF OPERATIONS
FOR THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010, AND CUMULATIVE FROM INCEPTION (DECEMBER 27, 2007)
THROUGH JUNE 30, 2011
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Cumulative
	June, 30	June, 30	June, 30	June, 30	From
	2011	2010	2011	2010	Inception

Revenues	$-	$-	$-	$-	$-

Expenses:
General and administrative-
Professional fees	2,901	7,134	14,901	7,134	22,319
Consulting fees	-	3,690	-	3,690	3,690
Filing fees	1,092	-	1,092	-	1,092
Franchise tax expense	585	-	585	-	585
Travel	-	-	-	-	3,753
Other	117	47	131	377	579

Total general and administrative expenses	4,695	10,871	16,709	11,201	32,019

(Loss) from Operations	(4,695)	(10,871)	(16,709)	(11,201)	(32,019)

Other Income (Expense)
Gain (Loss) due to currency exchange	371	111	972	88	2,303

Provision for income taxes	-	-	-	-	-

Net (Loss)	$(4,323)	$(10,760)	$(15,738)	$(11,113)	$(29,716)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	6,225,000	5,404,945	6,225,000	4,706,354

The accompanying notes to financial statements are
an integral part of these statements.

F-3

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 27, 2007)
THROUGH JUNE 30, 2011
(Unaudited)

					(Deficit)
					Accumulated
			Stock	Additional	During the
	Common stock		Subscriptions	Paid-in	Development
Description	Shares	Amount	Receivable	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued on January 8, 2008 for cash ($0.0001/share)	3,000,000	300	(300)	-	-	-
Common stock issued on July 20, 2009 for cash ($0.0001/share)	1,000,000	100	(100)	-	-	-
Net (loss) for the period	-	-	-	-	(76)	(76)

Balance -December 31, 2009	4,000,000	400	(400)	-	(76)	(76)

Common stock issued on April 12, 2010 for cash ($ 0.02/share)	450,000	45	-	8,955	-	9,000
Common stock issued on May 9, 2010 for cash ($ 0.02/share)	1,775,000	178	-	35,322		35,500
Stock subscription payments received	-	-	400	-	-	400
Net (loss) for the period	-	-	-	-	(13,902)	(13,902)

Balance -December 31, 2010	6,225,000	623	-	44,277	(13,978)	30,922

Net (loss) for the period	-	-	-	-	(15,738)	(15,738)

Balance -June 30, 2011	6,225,000	623	-	44,277	(29,716)	15,184

The accompanying notes to financial statements are
an integral part of these statements.

F-4

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010, AND CUMULATIVE FROM INCEPTION (DECEMBER 27, 2007)
THROUGH JUNE 30, 2011
(Unaudited)

	Six Months Ended	Six Months Ended	Cumulative
	June, 30	June, 30	From
	2011	2010	Inception

Operating Activities:
Net (loss)	$(15,738)	$(11,113)	$(29,716)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Changes in net assets and liabilities-
Advance paid to suppliers	(1,165)	-	(1,165)
Obligation to issue common stock	-	(11,000)	-

Net Cash Used in Operating Activities	(16,903)	(22,113)	(30,881)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Due to shareholders	7500	-	7,500
Proceeds from common stock	-	44,900	44,900

Net Cash Provided by Financing Activities	7,500	44,900	52,400

Net (Decrease) Increase in Cash	(9,403)	22,786	21,519

Cash - Beginning of Period	30,922	10,924	-

Cash - End of Period	$21,519	$33,711	$21,519

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

F-5

SUPER LIGHT INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Super Light Inc. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on December 27, 2007. The business plan of the Company is to become a leading low cost disposable baby diaper brand in Israel. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Foreign Currency Transactions

The functional currency of the Company is the.U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated at period-end exchange rates. These translation adjustments are included in net income. Foreign exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity are included in net income.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

F-6

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2011, and December 31, 2010 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2011, and December 31, 2010, and expenses for the periods ended June 30, 2011 and 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations. The business plan of the Company is to become a leading low cost disposable baby diaper brand in Israel.

F-7

On November 20, 2009, the Company offered a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of May 9, 2010, the Company raised $35,500 in proceeds with the issuance of 1,775,000 shares of its common stock.

The Company commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,775,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Common Stock

On January 8, 2008, the Company issued 3,000,000 shares of common stock to the director of the Company, for a $300 subscription receivable. Payment was received in 2010.

On July 20, 2009, the Company issued 1,000,000 shares of common stock to the secretary of the Company, for a $100 subscription receivable. Payment was received in 2010.

On November 20, 2009, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of May 9, 2010, the Company had received $35,500 in proceeds from the PPO.

On April 12, 2010, the Company issued 450,000 shares of common stock to the secretary of the Company, par value $0.0001 per share, at an offering price of $0.02 per share. Payment of $9,000 was received in April 2010.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,775,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

F-8

4. Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2011 and 2010, was as follows (assuming a 23% effective tax rate):

	2011	2010

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$3,620	$2,556
Change in valuation allowance	(3,620)	(2,556)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of June 30, 2011, and December 31, 2010, as follows:

	2011	2010

Loss carryforwards	$6,835	$3,215
Less - Valuation allowance	(6,835)	(3,215)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2011 and for the year ended December 31, 2010 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2011, the Company had approximately $29,716 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination   by the IRS, generally for three years after they are filed.

5.   Related Party Loans and Transactions

On January 8, 2008, the Company issued 3,000,000 shares of common stock to the director of the Company, for a $300 subscription receivable. Payment was received in 2010.

On July 20, 2009, the Company issued 1,000,000 shares of common stock to the secretary of the Company, for $100 subscription receivable. Payment was received in 2010.

On April 12, 2010, the Company issued 450,000 shares of common stock to the secretary of the Company, par value $0.0001 per share, at an offering price of $0.02 per share. Payment of $9,000 was received in April 2010.

As of June 30, 2011, loans from related parties amounted to $7,500 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

F-9

The Company's president and director provides rent-free office space to the Company.

6. Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

7.  Subsequent Events

Subsequent events have been evaluated through September 8, 2011, which is the date these financial statements were available to be issued.

F-10

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
MARCH 31, 2011, DECEMBER 31, 2010 AND 2009

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Super Light Inc.:

We have audited the accompanying balance sheets of Super Light Inc. (a Delaware corporation in the development stage) as of March 31, 2011 and December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2011 and 2010, year ended December 31, 2010 an 2009, and from inception (December 27, 2007) through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Super Light Inc. as of March 31, 2011 and December 31, 2010 and 2009, and the results of its operations and its cash flows for the three months ended March 31, 2011 and 2010, years ended December 31, 2010 and 2009, and from inception (December 27, 2007) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of March 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
April 14, 2011

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
 BALANCE SHEETS
AS OF MARCH 31, 2011, DECEMBER 31, 2010 AND 2009

	As of	As of	As of
	March 31,	December 31,	December 31,
	2011	2010	2009

ASSETS

Current Assets:
Cash and cash equivalents	$31,508	$30,922	$10,924
Total current assets	31,508	30,922	10,924

Total Assets	$31,508	$30,922	$10,924

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,500	$-	$-
Due to shareholders	$7,500	$-	$-
Obligation to issue common stock	-	-	11,000
Total Current Liabilities	12,000	-	11,000

Commitments and Contingencies	-	-	-

Stockholders' Equity (Deficit):
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 6,225,000, 6,225,000 and 4,000,000 shares issued and outstanding respectively	623	623	400
Stock subscriptions receivable	-	-	(400)
Additional paid-in capital	44,278	44,278	-
(Deficit) accumulated during development stage	(25,392)	(13,978)	(76)

Total stockholders' equity (deficit)	19,508	30,922	(76)

Total Liabilities and Stockholders' Equity	$31,508	$30,922	$10,924

The accompanying notes to financial statements are
an integral part of these statements.

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010, YEARS ENDED DECEMBER 31, 2010 AND 2009, AND CUMULATIVE FROM INCEPTION (DECEMBER 27, 2007)
THROUGH MARCH 31, 2011

	Three Months Ended	Three Months Ended	Year ended	Year ended	Cumulative
	March, 31	March, 31	December, 31	December, 31	From
	2011	2010	2010	2009	Inception

Revenues	$-	$-	$-	$-	$-

Expenses:
General and administrative-
Professional fees	12,000	-	7,418	-	19,418
Consulting fees			3,690		3,690
Travel	-		3,753		3,753
Other	15	330	445	3	462

Total general and administrative expenses	12,015	330	15,306	3	27,324
					-
(Loss) from Operations	(12,015)	(330)	(15,306)	(3)	(27,324)

Other Income (Expense)		-	-	-	-
Gain (Loss) due to currency exchange	600	(23)	1,404	(73)	1,932

Provision for income taxes	-	-	-	-	-

Net (Loss)	$(11,415)	$(353)	$(13,902)	$(76)	$(25,392)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	6,225,000	4,000,000	5,471,918	3,449,315

The accompanying notes to financial statements are
an integral part of these statements.

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 27, 2007)
THROUGH MARCH 31, 2011

					(Deficit)
					Accumulated
			Stock	Additional	During the
	Common stock		Subscriptions	Paid-in	Development
Description	Shares	Amount	Receivable	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued on January 8, 2008 for cash ($0.0001/share)	3,000,000	300	(300)	-	-	-
Common stock issued on July 20, 2009 for cash ($0.0001/share)	1,000,000	100	(100)	-	-	-
Net (loss) for the period	-	-	-	-	(76)	(76)

Balance -December 31, 2009	4,000,000	400	(400)	-	(76)	(76)

Common stock issued on April 12, 2010 for cash ($ 0.02/share)	450,000	45	-	8,955	-	9,000
Common stock issued on May 9, 2010 for cash ($ 0.02/share)	1,775,000	178	-	35,323	-	35,500
Stock subscription payments received	-	-	400	-	-	400
Net (loss) for the period	-	-	-	-	(13,902)	(13,902)

Balance -December 31, 2010	6,225,000	623	-	44,278	(13,978)	30,922

Net (loss) for the period	-	-	-	-	(11,415)	(11,415)

Balance -March 31, 2011	6,225,000	623	-	44,278	(25,393)	19,507

The accompanying notes to financial statements are
an integral part of these statements.

SUPER LIGHT INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010, YEARS ENDED DECEMBER 31, 2010 AND 2009, AND CUMULATIVE FROM INCEPTION (DECEMBER 27, 2007)
THROUGH MARCH 31, 2011

	Three Months Ended	Three Months Ended	Year ended	Year ended	Cumulative
	March, 31	March, 31	December, 31	December, 31	From
	2011	2010	2010	2009	Inception

Operating Activities:
Net (loss)	$(11,415)	$(353)	$(13,902)	$(76)	$(25,392)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Changes in net assets and liabilities-
Accounts payable and accrued liabilities	4,500	-	-	-	4,500

Net Cash Used in Operating Activities	(6,915)	(353)	(13,902)	(76)	(20,892)

Investing Activities:
Cash provided by investing activities	-	-	-	-	-

Net Cash Provided by Investing Activities	-	-	-	-	-

Financing Activities:
Due to shareholders	7500				7,500
Proceeds from common stock	-	16,000	33,900	11,000	44,900

Net Cash Provided by Financing Activities	7,500	16,000	33,900	11,000	52,400

Net (Decrease) Increase in Cash	585	15,647	19,998	10,924	31,508

Cash - Beginning of Period	30,922	10,924	10,924	-	-

Cash - End of Period	$31,507	$26,571	$30,922	$10,924	$31,508

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-	$-	$-
Income taxes	$-	$-	$-	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

SUPER LIGHT INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Super Light Inc. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on December 27, 2007. The business plan of the Company is to become a leading low cost disposable baby diaper brand in Israel. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Foreign Currency Transactions

The functional currency of the Company is the .U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated at period-end exchange rates. These translation adjustments are included in net income. Foreign exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity are included in net income.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended March 31, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2011, and December 31, 2010 and 2009, the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of March 31, 2011, and December 31, 2010 and 2009, and expenses for the three months ended March 31, 2011 and 2010, and the years ended December 31, 2010 and 2009, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations. The business plan of the Company is to become a leading low cost disposable baby diaper brand in Israel.

On November 20, 2009, the Company offered a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of May 9, 2010, the Company raised $35,500 in proceeds with the issuance of 1,775,000 shares of its common stock. The Company commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,775,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Common Stock

On January 8, 2008, the Company issued 3,000,000 shares of common stock to the director of the Company, for a $300 subscription receivable. Payment was received in 2010.

On July 20, 2009, the Company issued 1,000,000 shares of common stock to the secretary of the Company, for a $100 subscription receivable. Payment was received in 2010.

On November 20, 2009, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of May 9, 2010, the Company had received $35,500 in proceeds from the PPO.

On April 12, 2010, the Company issued 450,000 shares of common stock to the secretary of the Company, par value $0.0001 per share, at an offering price of $0.02 per share. Payment of $9,000 was received in April 2010.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,775,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

4. Income Taxes

The provision (benefit) for income taxes for the period ended March 31, 2011 and December 31, 2010, was as follows (assuming a 23% effective tax rate):

	2011	2010

Current Tax Provision:
Federal-
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$2,625	$3,198
Change in valuation allowance	(2,625)	(3,198)
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of March 31, 2011, and December 31, 2010, as follows:

	2011	2010

Loss carryforwards	$5,840	$3,215
Less - Valuation allowance	(5,840)	(3,215)
Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the three months ended March 31, 2011 and for the year ended December 31, 2010 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of March 31, 2011, the Company had approximately $25,392 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2030.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5. Related Party Loans and Transactions

On January 8, 2008, the Company issued 3,000,000 shares of common stock to the director of the Company, for a $300 subscription receivable. Payment was received in 2010.

On July 20, 2009, the Company issued 1,000,000 shares of common stock to the secretary of the Company, for $100 subscription receivable. Payment was received in 2010.

On April 12, 2010, the Company issued 450,000 shares of common stock to the secretary of the Company, par value $0.0001 per share, at an offering price of $0.02 per share. Payment of $9,000 was received in April 2010.

As of March 31, 2011, loans from related parties amounted to $7,500 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

The Company's president and director provides rent-free office space to the Company.

6.Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

7.  Subsequent Events

Subsequent events have been evaluated through April 14, 2011, which is the date these financial statements were available to be issued.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Article V of our bylaws provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our bylaws also provide discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates. All such expenses will be borne by the Registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	3
Legal, accounting fees and expenses (1)	25,000
Total (1)	25,003

(1) Estimated.

Recent Sales of Unregistered Securities

On January 9, 2008, we issued 3,000,000 shares of our common stock to Mr. Zeev Joseph Kiper, our President, Treasurer and Director, for cash payment to us of $300. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Kiper, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 20, 2009, we issued 1,000,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On April 12, 2010, we issued 450,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $9.000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

From December 2009 through April 2010, we issued 1,775,000 shares of common stock to 44 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.02 per share, amounting in the aggregate to $35,500. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

All of the aforementioned issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act or Regulation S promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with any of these sales.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1*	Articles of Incorporation of Registrant.

3.2*	Bylaws of Registrant.

5.1*	Opinion of SRK Law Offices regarding the legality of the securities being registered.

10.1*	Description of Terms of the Loan from Ms. Abu.

23.1	Consent of Weinberg & Baer LLC.

23.2*	Consent of Legal Counsel (incorporated in Exhibit 5.1).

*	Previously filed.

Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed information with respect to the plan of distribution.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Givatayim, Israel on October 4 2011.

SUPER LIGHT, INC.

By:	/s/ Zeev Joseph Kiper
Name: Zeev Joseph Kiper
Title: President, Treasurer and Director
(Principal Executive and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: October 4, 2011	/s/ Zeev Joseph Kiper
Name: Zeev Joseph Kiper
Title: President, Treasurer and Director
(Principal Executive and Principal Financial and Accounting Officer)

Date: October 4, 2011	/s/ Hana Abu
Name: Hana Abu
Title: Secretary and Director